AIR INDUSTRIES GROUP

Investor Presentation
September 2020

Safe Harbor Statement

Except for the historical information contained herein, the matters discussed in this presentation contain forward-looking statements. The accuracy of these statements is subject to significant risks and uncertainties. Actual results could differ materially from those contained in the forward-looking statements. See the Company's SEC filings on Forms 10-K and 10-Q for important information about the Company and related risks.

EBITDA is used as a supplemental liquidity measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies.

AIR INDUSTRIES GROUP

Aerospace Industry:

The Aerospace Industry has several layers of suppliers arranged in "Tiers" – with each Tier producing larger, more complicated parts. These products are usually sold to the OEM's, Boeing, Airbus, Lockheed, Northrop Grumman etc., but may also be sold to end-users as spares. There are only three types of aircraft buyers: Airlines, General and Commercial Aviation, and the Government



Tier 3
Detail Parts
Tier 2
Assemblies
Tier 1
Aircraft Components

Air Industries operates in all three tiers, but over time has increasingly become a supplier of aircraft components sold directly to OEM's or directly to end-users

AIR INDUSTRIES GROUP

History and Structure:

- Air Industries Group is a 50-year old manufacturer of aerospace components including landing gear, flight control and jet engine components. Our products are predominately used in military aircraft.
- The Company is publicly listed on the NYSE – American, trading under the symbol AIRI.
- We have three operating subsidiaries operating in two segments.
  - *Complex Machining* – manufacturing landing gear, flight controls, flight safety product.
  - *Turbine & Engine* – manufacturing components for jet engines, military, commercial and ground-power turbines.
- The Company's performance suffered in 2015 & 2016 under a now departed CEO.
- Performance improved in 2018 under our new CEO, Lou Melluzzo
- ***2019 was a "break-out" year.***

2019 – Results

	Year Ended December 31,		Variance	
	2019	2018	in Dollars	As a %
Net Sales	$ 54,573	$ 44,530	$ 10,043	*23%*
Cost of Sales	45,431	39,085	6,346	*16%*
Gross Profit	9,142	5,445	3,697	*68%*
Gross Profit as a % of Sales	*16.8%*	*12.2%*		
Operating Expenses	8,539	8,315	224	*3%*
Operating Income	***603***	***(2,870)***	***3,473***	*n.m*
Abandonment of 360 Motor lease	(275)	-	(275)	
Write off of Capitalized Engineering	-	(2,043)	2,043	
Income (Loss) from Operations	328	(4,913)	5,241	*n/m*
Interest and Financing Costs	(3,561)	(3,916)	355	*-9%*
Other Income, Net	672	278	394	
Loss before Income Taxes	(2,561)	(8,551)	5,990	*70%*
(Benefit from) Provision for Income Taxes	37	-	37	
Loss from Continuing operations	***(2,598)***	***(8,551)***	***5,953***	
Adjusted EBITDA	***5,207***	***998***	***4,209***	***422%***

AIR INDUSTRIES GROUP

2020: Positioned for Continued Growth

Reducing Debt, Raising Cash, Increasing Equity, Investing in the Business:

- Refinanced Senior Credit Facility with Sterling National Bank (SNB):
  - Reduced interest rate to 3.5% from 9.5% - nearly 2/3rd reduction in cash cost.
  - Reduced Principal amortization by $ 2.5M.
  - Total cash saving of $ 3M per year
- Converting $5 million in existing subordinated debt to equity *($ 1M or 20% complete by 01/15/2020 additional conversions subject to market conditions.)*
- Raised additional common equity, $1 million – S-3 registered stock sale in January.
- Cares Act refund of taxes of $ 1.4M received July 2020.
- Received $ 2.4M CARES Act *"forgivable"* SBA loan. We expect 95% to be forgivable.
- New production machinery; investing $2.5M in new machinery operational in Q-4
- ***And then…***

AIR INDUSTRIES GROUP

Covid 19 Impact

Covid 19 has had a serious immediate impact on the aerospace industry. The impact has been vastly different for the Commercial versus the Defense Aerospace sectors.

Commercial Aerospace: The effects are severe and may be long-lasting:

- Production of new aircraft by Boeing & Airbus has been reduced since January by 36% and 40% respectively.
- Delivery of new airliners for 2020is forecast to be about 1,800 units – equal to the total delivered in 2005 – 15-years ago.
- Airlines *"load factor"* since January has declined from 84.4 to 57.6 - a 30-year low.
- Approximately 10,000 aircraft, 35% of the Global fleet are parked.

The disruption of Airlines spread first to Boeing & Airbus, GE and Pratt & Whitney jet engine suppliers, and now down to the supply chain causing layoffs and plant closures

AIR INDUSTRIES GROUP

Covid 19 Impact *(con't)*

Defense Aerospace: The effects were severe but appear to be transitory.

- Defense contractors were deemed essential businesses and continued to operate throughout the pandemic
- There was no material change in orders for defense related product
- The DOD mandated accelerated progress payments be *"flowed down"* to smaller suppliers to increase liquidity
- Virus related employee absenteeism caused reduced production and temporary plant closures throughout the industry
- The impact was severe in April, and to a lesser extent in May.
- Conditions improved in June and continue to improve in the third quarter.

Defense spending is, in the end, determined by Geo-Political conditions and threats. Chinese pressure against Taiwan and India, the recent and frequent close encounters by Russian warships & aircraft, and Iranian exercises in Hormuz are examples.

Significant cuts in the Pentagon budget would be counter to the Governments goal of economic stimulus.

AIR INDUSTRIES GROUP

Covid 19 Impact on Air Industries:

Absenteeism spiked in April, improved in May, returning to normal in June. Total labor hours in Q1 were ahead of last year, plunged in April & May, returned to normal in June, improved further in July & August

Intermittent, temporary closure of processing (heat-treating, plating, etc.) supply houses further delayed shipments resulting in a bulge in WIP inventory.



Weekly Shop Employee Absenteeism
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
4.8%
3.5%
5.4%
29.1%
17.4%
11.5%
6.0%
4.9%
3.9%
3.7%
5.4%
2.9%
3.7%
MARCH
APRIL
MAY
JUNE



Monthly Total Labor Hours
21,000
19,000
17,000
15,000
13,000
11,000
9,000
7,000
Labor Hours - 2019 AVG
Labor Hours 2020
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

AIR INDUSTRIES GROUP

Covid 19 Impact on Air Industries:

The combination of absenteeism, closure of processing houses, and other supply-chain disruption depressed sales in the 2nd Quarter. All of these disruptions have moderated in Q3 as sales are returning to normal. Sales in Q3 are significantly ahead of Q2. Sales to even dates of Q2 and Q3 are shown below.


Cumulative Sales
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
Month 1
Month 2
Month 3 - to date
Second Quarter
Third Quarter

AIR INDUSTRIES GROUP

Backlog of Firm Orders:

- Consists only of Firm Funded Orders – not “guess-timates” of possible unfunded, follow-on orders.
- CMS backlog by Aircraft Platform – Commercial & Military

Aircraft Platform	*18 Month Backlog*		*Change*	
	08/31/20	*12/31/19*	*$*	*%*
F-18	$ 18,243	$ 20,813	$ (2,570)	*-12%*
UH-60 BlackHawk	18,528	20,586	(2,058)	*-10%*
F-35	15,346	12,209	3,137	*26%*
E-2 C/D	13,665	11,358	2,307	*20%*
F-15	6,248	6,291	(43)	*-1%*
CH-53	5,507	4,616	890	*19%*
KC-135	2,656	2,828	(172)	*-6%*
Other - Military	4,777	5,460	(682)	*-12%*
Total Military	***84,969***	***84,161***	***808***	***1%***
A380	1,019	1,990	(971)	*-49%*
Thrust Struts	11,674	1,137	10,537	*927%*
A350	256	424	(168)	*-40%*
Total Commercial	***12,948***	***3,550***	***9,398***	***265%***
Turbine & Engine	***7,461***	***10,286***	***(2,825)***	***-27%***
Total Backlog	***$ 105,378***	***$ 97,997***	***$ 7,381***	***8%***

AIR INDUSTRIES GROUP

Summary:

- *Air Industries is well positioned as a supplier of military aircraft components on active and growing aircraft platforms:*
  - *F-18 – Hornet.* 1,500 in service with service life of 10+ years remaining
  - *UH-60 – BlackHawk.* 3,000 in service with new production continuing
  - *F-35 – Joint Strike Fighter*. Future replacement for F-16, F-15 and F-18. Full rate production just now ramping up.
  - *E2-D – Advanced Hawkeye*. New version of Naval Air battle management command and control. Completely replacing the E2-C fleet. Taiwan and Japan are new customers
  - *Thrust Struts.* Sole source of product for some versions of the new Pratt & Whitney, Geared Turbo-Fan jet engine. Just entering service with many years of production ahead.
- *Impediments to would be competitors:*
  - Air Industries is the sole or single source for many of its products. Competitors seeking to enter the market would need 2 – 3 years to complete qualifications, and certifications necessary to compete for business. Not an impervious barrier, but a “moat” against competition.
- *Backlog:*
  - Enviable Position of having firm orders for the next 18-months that exceed our ability to produce.
  - Earnings and Gross Profit – is highly variable with revenue. Growth rate of gross profit, net income and EBITDA exceeds growth rate of sales.

AIR INDUSTRIES GROUP